Exhibit 4.2

INDENTURE

Dated as of September 23, 2005

Among

NBTY, INC., as Issuer,

The Guarantors from Time to Time Party Hereto

and

The Bank of New York, as Trustee

7 1/8% Senior Subordinated Notes due 2015

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08, 7.10.
(b)	7.08; 7.10; 13.02
(c)	N.A.
§ 311(a)	7.11
(b)	7.11
(c)	N.A.
§ 312(a)	2.05
(b)	13.03
(c)	13.03
§313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 13.02
(d)	7.06
§ 314(a)	4.11; 4.12; 13.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
§ 315(a)	7.01(b)
(b)	7.05; 13.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
§ 316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	10.04
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	13.01

N.A. means Not Applicable.

NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions
SECTION 1.02.	Incorporation by Reference of Trust Indenture Act
SECTION 1.03.	Rules of Construction

ARTICLE TWO

THE NOTES

SECTION 2.01.	Form and Dating
SECTION 2.02.	Execution and Authentication
SECTION 2.03.	Registrar and Paying Agent
SECTION 2.04.	Paying Agent To Hold Assets in Trust
SECTION 2.05.	Holder Lists
SECTION 2.06.	Transfer and Exchange
SECTION 2.07.	Replacement Notes
SECTION 2.08.	Outstanding Notes
SECTION 2.09.	Treasury Notes
SECTION 2.10.	Temporary Notes
SECTION 2.11.	Cancellation
SECTION 2.12.	Defaulted Interest
SECTION 2.13.	CUSIP and ISIN Numbers
SECTION 2.14.	Deposit of Moneys
SECTION 2.15.	Book-Entry Provisions for Global Notes
SECTION 2.16.	Special Transfer and Exchange Provisions

ARTICLE THREE

REDEMPTION

SECTION 3.01.	Notices to Trustee
SECTION 3.02.	Selection of Notes To Be Redeemed
SECTION 3.03.	Notice of Redemption
SECTION 3.04.	Effect of Notice of Redemption
SECTION 3.05.	Deposit of Redemption Price
SECTION 3.06.	Notes Redeemed in Part

ARTICLE FOUR

COVENANTS

SECTION 4.01.	Payment of Notes
SECTION 4.02.	Maintenance of Office or Agency

i

SECTION 4.03.	Transactions with Affiliates
SECTION 4.04.	Limitation on Indebtedness
SECTION 4.05.	Disposition of Proceeds of Asset Sales
SECTION 4.06.	Limitation on Restricted Payments
SECTION 4.07.	Corporate Existence
SECTION 4.08.	[Intentionally Omitted]
SECTION 4.09.	Notice of Defaults
SECTION 4.10.	Limitation on Liens
SECTION 4.11.	Compliance Certificate
SECTION 4.12.	Provision of Financial Information
SECTION 4.13.	Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries
SECTION 4.14.	Offer to Purchase upon Change of Control
SECTION 4.15.	Limitation on Other Senior Subordinated Indebtedness
SECTION 4.16.	Guarantees by Restricted Subsidiaries

ARTICLE FIVE

MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.	Merger, Sale of Assets, etc.
SECTION 5.02.	Successor Corporation Substituted

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.	Events of Default
SECTION 6.02.	Acceleration
SECTION 6.03.	Other Remedies
SECTION 6.04.	Waiver of Past Default
SECTION 6.05.	Control by Majority
SECTION 6.06.	Limitation on Suits
SECTION 6.07.	Rights of Holders To Receive Payment
SECTION 6.08.	Collection Suit by Trustee
SECTION 6.09.	Trustee May File Proofs of Claim
SECTION 6.10.	Priorities
SECTION 6.11.	Undertaking for Costs

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.	Duties of Trustee
SECTION 7.02.	Rights of Trustee
SECTION 7.03.	Individual Rights of Trustee
SECTION 7.04.	Trustee’s Disclaimer
SECTION 7.05.	Notice of Defaults
SECTION 7.06.	Reports by Trustee to Holders
SECTION 7.07.	Compensation and Indemnity

SECTION 7.08.	Replacement of Trustee
SECTION 7.09.	Successor Trustee by Merger, etc.
SECTION 7.10.	Eligibility; Disqualification
SECTION 7.11.	Preferential Collection of Claims Against Company

ARTICLE EIGHT

SUBORDINATION OF NOTES

SECTION 8.01.	Notes Subordinated to Senior Indebtedness
SECTION 8.02.	Payment Over of Proceeds upon Dissolution, etc.
SECTION 8.03.	No Payment on Notes in Certain Circumstances
SECTION 8.04.	Subrogation
SECTION 8.05.	Obligations of Company Unconditional
SECTION 8.06.	Notice to Trustee
SECTION 8.07.	Reliance on Judicial Order or Certificate of Liquidating Agent
SECTION 8.08.	Trustee’s Relation to Senior Indebtedness
SECTION 8.09.	Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness
SECTION 8.10.	Holders Authorize Trustee To Effectuate Subordination of Notes
SECTION 8.11.	This Article Not To Prevent Events of Default
SECTION 8.12.	Trustee’s Compensation Not Prejudiced
SECTION 8.13.	No Waiver of Subordination Provisions
SECTION 8.14.	Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments May Be Paid Prior to Dissolution
SECTION 8.15.	Acceleration of Notes

ARTICLE NINE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.01.	Option To Effect Legal Defeasance and Covenant Defeasance
SECTION 9.02.	Conditions to Legal Defeasance or Covenant Defeasance
SECTION 9.03.	Application of Trust Money; Trustee Acknowledgment and Indemnity
SECTION 9.04.	Repayment to Company
SECTION 9.05.	Reinstatement

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.	Without Consent of Holders
SECTION 10.02.	With Consent of Holders
SECTION 10.03.	Compliance with Trust Indenture Act
SECTION 10.04.	Record Date for Consents and Effect of Consents
SECTION 10.05.	Notation on or Exchange of Notes
SECTION 10.06.	Trustee To Sign Amendments, etc.
SECTION 10.07.	Certain Amendments

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

SECTION 11.01.	Satisfaction and Discharge
SECTION 11.02.	Application of Trust Money

ARTICLE TWELVE

GUARANTEE OF NOTES

SECTION 12.01.	Note Guarantee
SECTION 12.02.	Execution and Delivery of Note Guarantees
SECTION 12.03.	Limitation of Note Guarantee
SECTION 12.04.	Additional Guarantors
SECTION 12.05.	Subordination of Note Guarantee
SECTION 12.06.	Waiver of Subrogation
SECTION 12.07.	Contribution

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01.	Trust Indenture Act Controls
SECTION 13.02.	Notices
SECTION 13.03.	Communications by Holders with Other Holders
SECTION 13.04.	Certificate and Opinion as to Conditions Precedent
SECTION 13.05.	Statements Required in Certificate
SECTION 13.06.	Rules by Trustee, Paying Agent, Registrar
SECTION 13.07.	Governing Law
SECTION 13.08.	No Recourse Against Others
SECTION 13.09.	Successors
SECTION 13.10.	Counterpart Originals.
SECTION 13.11.	Severability
SECTION 13.12.	No Adverse Interpretation of Other Agreements
SECTION 13.13.	Legal Holidays

SIGNATURES

EXHIBIT A	Form of Legends
EXHIBIT B	Form of Note
EXHIBIT C	Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors
EXHIBIT D	Form of Certificate To be Delivered in Connection with Transfers Pursuant to Regulation S
EXHIBIT E	Form of Note Guarantee

NOTE:  This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE dated as of September 23, 2005, among NBTY, INC., a Delaware corporation (the “Company”), the Guarantors (as defined herein) from time to time party hereto and The Bank of New York, a New York Banking Corporation, as trustee (the “Trustee”).

The Company has duly authorized the creation of an issue of 7 1/8% Senior Subordinated Notes due 2015 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Notes (as defined herein), when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

Each Guarantor has duly authorized the issuance of a Note Guarantee (as defined herein) and, to provide therefor, each Guarantor has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Note Guarantees, when duly issued and executed by the Guarantors and authenticated and delivered hereunder, the valid and binding obligations of each such Guarantor and to make this Indenture a valid and binding agreement of such Guarantor have been done.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                    Definitions.

“Acceleration Notice” has the meaning set forth in Section 6.02.

“Acquired Indebtedness” means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged or consolidated with or into the Company or any Restricted Subsidiary of the Company.

“Acquired Person” means, with respect to any specified Person, any other Person which merges with or into or becomes a Restricted Subsidiary of such specified Person.

“Acquisition” means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary of the Company to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary of the Company, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be consolidated with or merged into the Company or any Subsidiary of the Company or (ii) any acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” has the meaning set forth in Section 2.02.

“Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Note Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Note Guarantee), excluding Indebtedness in respect of the Note Guarantee, as they become absolute and matured.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 4.03(a).

“Agent” means any Registrar, Paying Agent or co-registrar.

“Asset Sale” means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or any Restricted Subsidiary, in one transaction or a series of related transactions, of

(i)            any Equity Interest of any Restricted Subsidiary of the Company (other than directors’ qualifying shares, to the extent mandated by applicable law);

(ii)           any assets of the Company or any Restricted Subsidiary of the Company which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary of the Company; or

(iii)          any other property or asset of the Company or any Restricted Subsidiary of the Company outside of the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include:

(a)           any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.10;

(b)           sales of property, inventory or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary of the Company, as the case may be;

(c)           any transaction consummated in compliance with Section 4.06;

(d)           any transfer or other disposition of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Receivables Transaction”

or a fractional undivided interest therein, by a Receivables Subsidiary in a Qualified Receivables Transaction;

(e)           sales, conveyances or other dispositions of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Receivables Transaction,” to a Receivables Subsidiary pursuant to a Qualified Receivables Transaction for the fair market value thereof; and

(f)            the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind.

In addition, solely for purposes of Section 4.05, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $5.0 million shall be deemed not to be an Asset Sale.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

“Authentication Order” has the meaning set forth in Section 2.02.

“Bankruptcy Law” has the meaning set forth in Section 6.01.

“Board of Directors” means the Board of Directors (or similar governing body) of the Company or of a Guarantor, as appropriate, or any authorized committee of such Board of Directors.

“Board Resolution” means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person or any duly authorized committee thereof.

“Business Day” means each day other than a Saturday, Sunday or legal holiday on which commercial banks in New York, New York are authorized to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

“Cash Equivalents” means:

(a)           U.S. dollars;

(b)           securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

(c)           certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

(d)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)           commercial paper rated at least P-2, A-2 or the equivalent thereof by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, respectively, and in each case maturing within one year after the date of acquisition;

(f)            in the case of any Subsidiary of the Company whose jurisdiction of incorporation is not the United States or any state thereof or the District of Columbia, Investments: (i) in direct obligations of the sovereign nation (or any agency thereof) in which such foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or (ii) of the type and maturity described in clauses (a) and (b) above of foreign obligors, which Investment or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies;

(g)           marketable general obligations issued by any state of the United States of America or any political subdivision of such state or any public instrumentality thereof maturing within one year or less from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Moody’s or S&P; and

(h)           interests in any investment company or money market fund which invests primarily in instruments of the type specified in clauses (a) through (g) above.

“Change of Control” means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company):

(i)            any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company;

(ii)           the Company consolidates with, or merges with or into, another Person (other than a Restricted Subsidiary) or the Company or any of its Restricted Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the Company “beneficially own” (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person (for purposes of this clause (ii) a Person shall be deemed to own any Voting Equity Interests of a specified entity held by a parent entity if such Person is the beneficial owner, directly or indirectly, of at least 95% of the voting power of the Voting Equity Interests of such parent entity);

(iii)          during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(iv)          the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Section 5.01.

“Change of Control Date” has the meaning set forth in Section 4.14.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period; and (iii) Consolidated Non-cash Charges for such period less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

“Consolidated Fixed Charge Coverage Ratio” as of any date of determination means the ratio of

(i)            the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters for which internal financial statements are available ending prior to the date of such determination (the “Four Quarter Period”) to

(ii)           Consolidated Fixed Charges for such Four Quarter Period;

provided, however, that

(1)           if the Company or any Restricted Subsidiary of the Company has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period,

(2)           if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary of the Company shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary of the Company repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary of the Company are sold, the Consolidated Interest Expense for such Four Quarter Period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

(3)           if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary of the Company (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person that becomes a Restricted Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period, and

(4)           if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary of the Company during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the first day of such Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations (i) shall be determined in accordance with Regulation S-X under the Securities Act as in effect on the date of such calculation and (ii) may also give effect to additional cost savings, provided that either (A) such cost savings were actually implemented by the business that was the subject of any such acquisition of assets within 12 months after the date of such acquisition and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of such business or (B) such cost savings are related to the business that is the subject of any such acquisition of assets and the Company reasonably determines are probable based on specifically identifiable actions to be taken within 12 months of such acquisition and, in the case of each of clauses (ii)(A) and (B), are described in an officer’s certificate to be delivered to the Trustee from a financial or accounting officer of the Company that outlines the actions taken or to be taken, the net cost savings achieved or to be achieved from such action and that, in the case of clause (ii)(B), such savings have been determined to be probable.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Rate Protection Obligations are outstanding has a remaining term as at the date of determination of not less than 12 months); provided, however, that the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and (ii) the product of (x) the amount of all dividend payments on any series of Preferred Equity Interest of such Person and its consolidated subsidiaries (other than dividends paid solely in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (e) all capitalized interest and all accrued interest, (f) non-cash interest expense and (g) interest on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary of the Company actually paid by the Company or any Restricted Subsidiary of the Company and (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (loss) of the Company and its Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such person is not a Restricted Subsidiary of the Company, except (a) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income and (b) solely for purposes of Section 4.06, the Company’s equity in the net income of any such Person for such period shall be included in determining such Consolidated Net Income only to the extent of the amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions;

provided, however, that solely for purposes of Section 4.06 that the Company’s equity in the net income of any such Person for such period shall be included in determining such Consolidated Net Income only to the extent of the amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its Restricted Subsidiaries (including pursuant to any sale and lease-back transaction) outside of the ordinary course of business including, without limitation, on or with respect to Investments (and excluding dividends, distributions or interest thereon); (v) any extraordinary gain or loss; (vi) the cumulative effect of a change in accounting principles after the Issue Date; (vii) any non-cash SFAS 133 income (or loss) related to hedging activities; (viii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and (ix) any non-recurring charges related to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring Indebtedness prior to its stated maturity.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period the sum of (A) depreciation, (B) amortization and (C) other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for purposes of clause (C) only, such charges which require an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

“Covenant Defeasance” has the meaning set forth in Section 9.01(c).

“Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed from (or sell receivables to) such lenders against such receivables or inventory) or letters of credit, or senior secured notes in each case, as amended, restated, modified, renewed, refunded, replaced or supplemented in whole or in part and without limitation to amounts, terms, conditions, covenants and other provisions, from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” has the meaning set forth in Section 6.01.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Defeasance Trust Payment” has the meaning set forth in Section 8.02(a).

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

“Designated Senior Indebtedness” means (a) any Indebtedness outstanding under the Senior Credit Facilities and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is “Designated Senior Indebtedness” for purposes of this Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the maturity date of the Notes; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for the provisions thereof giving holders thereof the right to require such Person to redeem or repurchase such Equity Interests upon the occurrence of any “asset sale” or “change of control” occurring prior to the maturity date of the Notes shall not constitute Disqualified Equity Interests if the “asset sale” or “change of control” provisions applicable to such Equity Interests are not more favorable to the holders of such Equity Interests than the provisions of Sections 4.05 and 4.14.

“Equity Interest” in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

“Equity Offering” means, with respect to the Company, an offering of Qualified Equity Interests of the Company or any equity capital contribution in respect of Qualified Equity Interests.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Notes” means the 7 1/8% Senior Subordinated Notes due 2015 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or in exchange for Additional Notes pursuant to any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Exchange Offer” means the offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange Initial Notes for Exchange Notes.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase”.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Final Maturity Date” means October 1, 2015.

“Foreign Subsidiary” means any Subsidiary which is not organized in the United States.

“Foreign Subsidiary Total Tangible Assets” means the aggregate amount of assets of the Company’s Foreign Subsidiaries that are Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) all goodwill, trade names, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of such Foreign Subsidiaries on a consolidated basis in accordance with GAAP.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Funding Guarantor” has the meaning set forth in Section 12.07.

“GAAP” means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

“Global Notes” has the meaning set forth in Section 2.01.

“Government Securities” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.

“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

“Guarantor” means (1) each domestic Subsidiary of the Company (other than Solgar Holdings, Inc., Solgar, Inc. and Solgar Mexico Holdings, LLC) upon the earlier of (x) the date within three Business Days after the date of redemption of all of the Company’s issued and outstanding 8 5/8% Notes due September 15, 2007 and (y) the date that is 45 days after the Issue Date; (2) Solgar Holdings, Inc., Solgar, Inc. and Solgar Mexico Holdings, LLC, which will guarantee the Notes as promptly as practicable after such time that the Company would not be required to file separate financial statements for Solgar Holdings, Inc. with the SEC pursuant to Rule 3-10, paragraph G of Regulation S-X as promulgated by the SEC, if the Company was filing a registration statement at such time; and (3) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Note Guarantee is released in accordance with the terms of this Indenture.

“Guarantor Senior Indebtedness” means, with respect to any Guarantor, at any date,

(a)           all Obligations of such Guarantor under the Senior Credit Facilities;

(b)           all Interest Rate Protection Obligations of such Guarantor;

(c)           all Obligations of such Guarantor under standby letters of credit; and

(d)           all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Note Guarantee, and all renewals, extensions, modifications, amendments or refinancings thereof.

Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include:

(a)           to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes;

(b)           any Indebtedness among or between such Guarantor and the Company, any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(c)           to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business;

(d)           that portion of any Indebtedness that is Incurred in violation of this Indenture;

(e)           Indebtedness evidenced by the Note Guarantees;

(f)            Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company;

(g)           to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and

(h)           any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.  No Indebtedness shall be deemed to be subordinated to other Indebtedness solely because such other Indebtedness is secured.

“Holders” means the registered holders of the Notes.

“IAI Global Note” has the meaning set forth in Section 2.01.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the foregoing).  Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary of the Company (or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Subsidiary of the Company (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(a)           indebtedness of such Person for money borrowed;

(b)           indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(c)           every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(d)           the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

(e)           every Capital Lease Obligation of such Person;

(f)            every net obligation under Interest Rate Protection Obligations or similar agreements or Currency Agreements of such Person;

(g)           Attributable Indebtedness;

(h)           every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and

(i)            any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (h) above.

Indebtedness:

                   (i)          shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within five Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under standby letters of credit to the extent collateralized by cash or Cash Equivalents;

                  (ii)          which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be Incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; and

                 (iii)          shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means a nationally recognized accounting, appraisal, investment banking firm or consultant.

“Initial Global Note” has the meaning set forth in Section 2.01.

 “Initial Notes” has the meaning set forth in Section 2.02.

“Initial Purchasers” means J.P. Morgan Securities Inc., Adams Harkness, Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and RBC Capital Markets Corporation.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest” means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

“Interest Payment Date” means each semiannual interest payment date on April 1 and October 1 of each year, commencing April 1, 2006.

“Interest Rate Protection Obligations” means, with respect to any Person, the Obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and other similar agreements or arrangements.

“Interest Record Date” for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Investment” means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.  For purposes of Section 4.06, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.  In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer.

“Issue Date” means September 23, 2005.

“Legal Defeasance” has the meaning set forth in Section 9.01(b).

“Lien” means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

 “Net Cash Proceeds” means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary of the Company in respect of any Asset Sale, net of:

(a)           the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof;

(b)           taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(c)           amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(d)           amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and

(e)           with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

“Net Proceeds Offer” has the meaning set forth in Section 4.05(a).

“Net Proceeds Utilization Date” has the meaning set forth in Section 4.05(a).

“Non-Recourse Receivables Subsidiary Indebtedness” has the meaning specified in the definition of “Receivables Subsidiary.”

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Note Guarantee” means a guarantee of the Notes by a Guarantor.

“Notes” means, collectively, the Initial Notes, the Additional Notes and the Unrestricted Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

“Obligations” means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer” has the meaning set forth in the definition of “Offer to Purchase” below.

“Offer to Purchase” means a written offer (the “Offer”) sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at its address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture).  Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the “Purchase Date”) for purchase of Notes to occur no later than five Business Days after the Expiration Date.  The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  The Offer shall contain all the information required by applicable law to be included therein.  The Offer shall also contain information, as specified in this Indenture governing the Notes, concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company’s business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein).  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The Offer shall also state:

(1)           the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)           the Expiration Date and the Purchase Date;

(3)           the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4)           the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5)           that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6)           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)           that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(8)           that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9)           that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)         that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)         that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

(12)         that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

“Officer” means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 13.04 and 13.05.

“144A Global Note” has the meaning set forth in Section 2.01.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of or counsel to the Company.

“Pari Passu Offer to Purchase” has the meaning set forth in Section 4.05(a).

“Participant” has the meaning set forth in Section 2.15(a).

“Paying Agent” has the meaning set forth in Section 2.03.

“Permitted Holder” means Scott Rudolph, Arthur Rudolph, Harvey Kamil, Michael Slade and members of any of their immediate families and trusts of which such persons are the beneficiaries.

“Permitted Indebtedness” has the meaning set forth in the second paragraph of Section 4.04.

“Permitted Investments” means:

(a)           Cash Equivalents;

(b)           Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(c)           Interest Rate Protection Obligations and Currency Agreements;

(d)           Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business;

(e)           Investments in the Company and direct or indirect loans, advances, guarantees or other extensions of credit in the ordinary course of business to or on behalf of a Subsidiary of the Company and cash Investments in a Person that, as a result of or in connection with such Investment, is merged with or into or consolidated with the Company or a Restricted Subsidiary or that will become a Restricted Subsidiary;

(f)            Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture;

(g)           Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.05;

(h)           Investments represented by guarantees that are otherwise permitted under this Indenture;

(i)            Investments permitted by clauses (i), (iv) or (vi) of Section 4.03(b);

(j)            Investments paid for in Equity Interests of the Company;

(k)           loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $5.0 million in the aggregate at any one time outstanding;

(l)            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(m)          any Investment by the Company or any Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivables Subsidiary is in the form of a note evidencing Purchase Money Indebtedness or an Investment in Equity Interests;

(n)           Investments in Permitted Joint Ventures not to exceed the greater of (x) 5.0% of Total Tangible Assets or (y) $50.0 million at any one time outstanding (with each such Investment being valued as of the date made and without regard to subsequent changes in value), less the net cash proceeds received (or Fair Market Value of property or assets received) upon disposition of such Investment; and

(o)           additional Investments not to exceed $30.0 million at any one time outstanding.

“Permitted Joint Venture” means a corporation, partnership or other entity (other than a Subsidiary) engaged in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto in respect of which the Company or a Restricted Subsidiary beneficially owns at least 25% of the shares of Equity Interests of such entity.

“Permitted Junior Securities” means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture, or in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

“Permitted Liens” means:

(a)           Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets subject to the Liens prior to such merger or consolidation;

(b)           Liens imposed by law such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings;

(c)           Liens existing on the Issue Date;

(d)           Liens securing only the Notes;

(e)           Liens in favor of the Company or any Subsidiary of the Company;

(f)            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(g)           easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(h)           Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers’ compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business;

(i)            any interest or title of a lessor under any Capital Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capital Lease Obligation;

(j)            Liens securing Purchase Money Indebtedness incurred or in the ordinary course of business; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 180 days of such acquisition;

(k)           Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, “refinancings”) (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto);

(l)            Liens securing Indebtedness permitted by clause (i) of the second paragraph of Section 4.04;

(m)          judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(n)           Liens securing Interest Rate Protection Obligations and Currency Agreements that are described in clauses (d) and (f) of the second paragraph of Section 4.04;

(o)           Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

(p)           leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(q)           banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(r)            Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(s)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; and

(t)            Liens on the Equity Interests of a Receivables Subsidiary and accounts receivable and related assets described in the definition of “Qualified Receivables Transaction,” in each case, incurred in connection with a Qualified Receivables Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” has the meaning set forth in Section 2.01.

“Post-Petition Interest” means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Preferred Equity Interest,” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“principal” of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Private Placement Legend” means the legend initially set forth on the Initial Notes in the form set forth on Exhibit A hereto.

“Purchase Agreement” means the Purchase Agreement dated as of September 16, 2005 by and between the Company, the Guarantors and the Initial Purchasers.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase” above.

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase” above.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary of the Company Incurred for the purpose of financing in the ordinary course of business all or any part of the purchase price or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase” above.

“Qualified Equity Interest” in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary sells, conveys or otherwise transfers (including the grant of a backup security interest in the assets purported to be transferred for any such sale, conveyance or transfer) to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of the Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms at the time the Company or such Restricted Subsidiary enters into such transaction.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of the Company:

(1)           that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries;

(2)           that is designated by the Company as a Receivables Subsidiary and that has total assets at the time of such creation and designation with a book value of $10,000 or less;

(3)           no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than any guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings, or (c) subjects any asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Indebtedness, “Non-Recourse Receivables Subsidiary Indebtedness”);

(4)           with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not the Company’s Affiliates in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

(5)           with respect to which neither the Company nor any Restricted Subsidiary has any obligation (a) to subscribe for additional Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“redemption price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Note annexed hereto as Exhibit B.

“Registrar” has the meaning set forth in Section 2.03.

“Registration” means a registered exchange offer for the Notes and the Note Guarantees by the Company or other registration of the Notes and the Note Guarantees under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

“Registration Rights Agreement” means (i) the Exchange and Registration Rights Agreement dated as of the Issue Date by and between the Company, the Guarantors and the Initial Purchasers and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Regulation S Global Note” has the meaning set forth in Section 2.01.

“Replacement Assets” has the meaning set forth in Section 4.05(a)(ii).

“Representative” means any agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Payments” has the meaning set forth in Section 4.06.

“Restricted Security” has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Senior Credit Facilities” means the second amended and restated credit agreement, dated as of August 1, 2005, by and among the Company, the Subsidiaries of the Company identified on the signature pages thereof and any Subsidiary of the Company that is later added thereto, the lenders named therein, and J.P. Morgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and Bank of America, N.A., as Syndication Agent, as amended, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

“Senior Indebtedness” means, at any date,

(a)           all Obligations of the Company under the Senior Credit Facilities;

(b)           all Interest Rate Protection Obligations of the Company;

(c)           all Obligations of the Company under standby letters of credit; and

(d)           all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof.

Notwithstanding the foregoing, Senior Indebtedness shall not include:

(a)           to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes;

(b)           any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(c)           to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business;

(d)           that portion of any Indebtedness that is Incurred in violation of this Indenture;

(e)           Indebtedness evidenced by the Notes;

(f)            Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company;

(g)           to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and

(h)           any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.  No Indebtedness shall be deemed to be subordinated to other Indebtedness solely because such other Indebtedness is secured.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, indemnities and guarantees of performance entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction, it being understood that any Receivables Repurchase Obligation which is customary for off-balance-sheet receivables financing shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

“Subordinated Indebtedness” means, with respect to the Company, any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

“Subsidiary” means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

“Surviving Entity” has the meaning set forth in Section 5.01.

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 10.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

“Total Tangible Assets” means the aggregate amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) all goodwill, trade names, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Trust Officer” means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor, including, but not limited to, any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party as provided in Section 7.09.

“United States Government Obligations” means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

“Unrestricted Subsidiary” of any Person means:

(1)           any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)           the Company certifies to the Trustee that such designation complies with Section 4.06; and

(2)           each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.06, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment.  Such designation will be permitted only if such Investment would be permitted at such time under Section 4.06.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)           immediately after giving effect to such designation, the Company is able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04; and

(2)           immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Unutilized Net Cash Proceeds” has the meaning set forth in the fourth paragraph of Section 4.05(a).

“Voting Equity Interests” means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary of the Company which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” means any Subsidiary of the Company all of the outstanding Voting Equity Interests (other than directors’ qualifying shares) of which are owned, directly or indirectly, by the Company and/or one or more Wholly Owned Subsidiaries.

SECTION 1.02.                                    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Notes means the Company, the Guarantors or any other obligor on the Notes or the Note Guarantees.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.                                    Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to “generally accepted accounting principles” refers to GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           provisions apply to successive events and transactions; and

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

THE NOTES

SECTION 2.01.                                    Form and Dating.

The Notes and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit B hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.  Each Note shall have an executed Note Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E.

The terms and provisions contained in the Notes and the Note Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes, substantially in the form set forth in Exhibit B hereto (the “144A Global Note”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit A hereto

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit B (the “Regulation S Global Note”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit A.

The initial offer and resale of the Notes shall not be to Institutional Accredited Investors.  The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.16(a) shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit B (the “IAI Global Note” and, together with the 144A Global Note and the Regulation S Global Note, the “Initial Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit A.

Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit B, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”).

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.  Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit B and shall bear the applicable legend, if any, set forth in Exhibit A (the “Physical Notes”).

SECTION 2.02.                                    Execution and Authentication.

One Officer of the Company (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.  One Officer of each Guarantor (who shall have been duly authorized by all requisite corporate or comparable actions) shall sign the Note Guarantee for such Guarantor by manual or facsimile signature.

If an Officer whose signature is on a Note or Note Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates such Note or Note Guarantee, the Note or Note Guarantee, as the case may be, shall be valid nevertheless.

A Note (and the Note Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in an aggregate principal amount not to exceed $200,000,000 (the “Initial Notes”), (ii) Additional Notes (the “Additional Notes”) having identical terms and conditions to the Initial Notes, except for issue date, issue price and first interest payment date, in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.04), (iii) Unrestricted Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a written order of the Company in the form of a certificate of an Officer of the Company (an “Authentication Order”).  Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Unrestricted Notes or Additional Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request.  In addition, with respect to authentication pursuant to clause (ii) or (iii) of the first sentence of this paragraph, such Authentication Order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee.

Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so upon an Authentication Order.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.                                    Registrar and Paying Agent.

The Company shall maintain an office or agency, which may be in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands in respect of the Notes and this Indenture may be served.  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain or cause to be maintained an office or agency for such purposes.  The Company may act as Registrar or Paying Agent.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed and the Trustee hereby agrees to so initially act.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.                                    Paying Agent To Hold Assets in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets.  If the Company or any of its Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.                                    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing all information in the possession or control of the Company as to the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.                                    Transfer and Exchange.

Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Without the prior written consent of the Company, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Interest Record Date and ending on the close of business on the related Interest Payment Date.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book-entry system.

SECTION 2.07.                                    Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements for replacement of Notes are met.  If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss, liability, cost or expense which any of them may suffer if a Note is replaced.  The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.

Every replacement Note is an additional obligation of the Company and every replacement Note Guarantee shall constitute an additional obligation of the Guarantor thereof.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

SECTION 2.08.                                    Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.                                    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned by the Company or any of its Affiliates shall be disregarded.

The Company shall promptly notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, and of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.                                    Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary (printed, typewritten or lithographed) Notes upon receipt of an Authentication Order pursuant to Section 2.02.

Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of an Authentication Order pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

SECTION 2.11.                                    Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and dispose of all Notes surrendered for transfer, exchange, payment or cancellation in its customary manner.  Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.                                    Defaulted Interest.

The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes.  The Company shall, to the extent lawful, pay interest on overdue installments of premium, if any, or interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.                                    CUSIP and ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers, and, if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.14.                                    Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money in U.S. legal tender sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15.                                    Book-Entry Provisions for Global Notes.

(a)           The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit A, as applicable.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)           Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16.  In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company at any time that it is unwilling or unable to act as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice, (ii) the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor Depository is not appointed by the Company within 90 days of such cessation or (iii) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes.  Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof).  All such Physical Notes shall bear the applicable legends, if any, set forth in Exhibit A hereto.

(c)           In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d)           In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Company shall execute, (ii) the Guarantors shall execute notations of Note Guarantees thereon and (iii) the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e)           Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the applicable legends, if any, set forth in Exhibit A hereto.

(f)            The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.                                    Special Transfer and Exchange Provisions.

(a)           Transfers to Non-QIB Institutional Accredited Investors.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

(1)           the Registrar shall register the transfer of any Restricted Security, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Restricted Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date, or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications as may be reasonably requested by the Trustee and the Company;

(2)           if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository’s and the Registrar’s procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications), the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

(3)           if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository’s and the Registrar’s procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (1) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Global Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Global Note to be transferred.

(b)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(1)           the Registrar shall register the transfer of any Restricted Security, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Restricted Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date, or (y) such transfer is being made by a proposed transferor who has advised the Company and the Registrar in writing that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Registrar in writing that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2)           if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

(3)           if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

(c)           Transfers to Non-U.S. Persons.  The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

(1)           the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D from the pro-posed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

(2)           (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Restricted Security to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (1) above and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note, as the case may be, to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note, the IAI Global Note or the Physical Notes, as the case may be, to be transferred.

(d)           Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer.

(e)           Restrictions on Transfer and Exchange of Global Notes.  Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f)            Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend unless otherwise required by applicable law.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

(g)           General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(h)           Cancellation and/or Adjustment of Global Note.  At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                                    Notices to Trustee.

If the Company wants to redeem Notes pursuant to paragraph 5 of the Notes at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give such notice to the Trustee at least 30 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.                                    Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed pursuant to paragraph 5(a) or 5(c) of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee in its sole discretion shall deem fair and appropriate.  Selection of the Notes to be redeemed pursuant to paragraph 5(b) of the Notes shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) based on the aggregate principal amount of Notes held by each Holder.  The Trustee shall make the selection from the Notes then outstanding, subject to redemption and not previously called for redemption.

The Trustee may select for redemption pursuant to paragraph 5 of the Notes portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount.  Notes and portions of them that the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.                                    Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at such Holder’s registered address; provided, however, that notice of a redemption pursuant to paragraph 5(b) of the Notes shall be mailed to each Holder whose Notes are to be redeemed no later than 60 days after the date of the Closing of the relevant Equity Offering of the Company.

Each notice of redemption shall identify the Notes to be redeemed (including the CUSIP or ISIN number thereon) and shall state:

(1)           the Redemption Date;

(2)           the redemption price;

(3)           the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

(4)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)           that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent;

(6)           in the case of any redemption pursuant to paragraph 5 of the Notes, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

(7)           the section of this Indenture or the Notes pursuant to which they are being redeemed; and

(8)           that on the Redemption Date the redemption price will become due and payable upon each security, and that interest thereon shall cease to accrue from and after said date.

At the Company’s written request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company’s name and at the Company’s expense; provided that such request by the Company to the Trustee is received by the Trustee at least ten (10) business days prior to the date the Trustee is requested to give notice to the Holders whose Notes are to be redeemed.

SECTION 3.04.                                    Effect of Notice of Redemption.

Once a notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.                                    Deposit of Redemption Price.

Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money in U.S. legal tender sufficient to pay the redemption price of and accrued interest and premium, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06.                                    Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                    Payment of Notes.

The Company shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Notes. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Notes, to the extent lawful, as provided in Section 2.12.

SECTION 4.02.                                    Maintenance of Office or Agency.

The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Article Thirteen.  The Company hereby initially designates the Trustee at its address set forth in Section 13.02 as its office or agency in The Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03.                                    Transactions with Affiliates.

(a)           The Company shall not, and shall not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any officer, director or employee of the Company or any Restricted Subsidiary of the Company (each, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $15.0 million, such Affiliate Transaction shall have been approved by a majority of the disinterested members of the Board of Directors of the Company and the Board of Directors shall have determined that such Affiliate Transaction complies with the foregoing provisions.  In addition, any Affiliate Transaction involving aggregate payments or other consideration having a Fair Market Value in excess of $30.0 million will also require a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or its Restricted Subsidiaries involved in such Affiliate Transaction, as the case may be.

(b)           Notwithstanding the provisions of paragraph (a), the restrictions set forth in this covenant shall not apply to

(i)            transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, so long as no affiliate of the Company (other than a Restricted Subsidiary of the Company) has an ownership interest in such Restricted Subsidiary;

(ii)           reasonable fees and compensation (whether in cash, Equity Interests or otherwise) paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors;

(iii)          loans and advances permitted by clause (k) of the definition of “Permitted Investments”;

(iv)          any transaction with the Company, a Restricted Subsidiary of the Company or joint venture or similar entity which would constitute an Affiliate Transaction solely because the

Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(v)           any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date) or any transaction undertaken pursuant to an amendment or replacement of a contractual agreement in existence on the Issue Date so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(vi)          transactions effected as part of a Qualified Receivables Transaction;

(vii)         any Restricted Payments made in compliance with Section 4.06;

(viii)        any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans, in the ordinary course of business and approved by the Board of Directors of the Company; and

(ix)           transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, as determined in good faith by the Board of Directors of the Company.

SECTION 4.04.                                    Limitation on Indebtedness.

The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company or any of its Restricted Subsidiaries that is, or upon such incurrence becomes, a Guarantor may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio would be greater than 2.0 to 1.0.

The limitations contained in the preceding paragraph will not apply to the Incurrence of any of the following (collectively, “Permitted Indebtedness”), each of which shall be given independent effect:

(a)           Indebtedness under the Notes (not including any Additional Notes) and the Note Guarantees and the Exchange Notes issued in a registered exchange offer pursuant to the Registration Rights Agreement, and the Note Guarantees thereof;

(b)           Indebtedness under any Credit Facility of the Company and its Restricted Subsidiaries that are Guarantors in an aggregate principal amount at any one time outstanding not to exceed $550.0 million;

(c)           Indebtedness of any Restricted Subsidiary of the Company owed to and held by the Company or any Restricted Subsidiary, and Indebtedness of the Company owed to and held by any Restricted Subsidiary that is unsecured and (if such Subsidiary is not a Guarantor) subordinated in right of payment to the payment and performance of the Company’s obligations under any Senior Indebtedness, this Indenture and the Notes; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary of the Company referred to in this clause (c) to a Person (other than the Company or a Restricted Subsidiary) or (ii) any sale or other disposition of Equity Interests of any Restricted Subsidiary which (x) holds Indebtedness of the Company or another Restricted Subsidiary and (y) results in such Subsidiary ceasing to be a Restricted Subsidiary;

(d)           Indebtedness under Interest Rate Protection Obligations entered into to hedge interest rate exposure and not for speculative purposes;

(e)           Capital Lease Obligations and Purchase Money Indebtedness of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $50.0 million and (y) 5.0% of Total Tangible Assets;

(f)            Indebtedness under Currency Agreements; provided, however, that (i) such Currency Agreements have been entered into for bona fide business purposes and not for speculation and (ii) that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(g)           Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a “refinancing”) of outstanding Indebtedness Incurred under the first paragraph of this Section 4.04 or clause (a), (g) or (n) of this paragraph; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount, if less) of the Indebtedness being refinanced, plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, and (iii) Indebtedness of the Company may only be refinanced by Indebtedness of the Company and Indebtedness of a Subsidiary of the Company may only be refinanced by Indebtedness of Subsidiaries or by the Company;

(h)           guarantees by a Restricted Subsidiary of the Company of Indebtedness Incurred by the Company or any other Restricted Subsidiary so long as the Incurrence of such Indebtedness is otherwise permitted by the terms of this Indenture;

(i)            Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(j)            Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

(k)           Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Restricted

Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary;

(l)            Indebtedness of any Foreign Subsidiaries that are Restricted Subsidiaries plus Indebtedness of any domestic Restricted Subsidiaries that are not Guarantors, in an aggregate amount at any one time outstanding not to exceed the greater of (x) $75.0 million and (y) 35% of Foreign Subsidiary Total Tangible Assets;

(m)          Non-Recourse Receivables Subsidiary Indebtedness (as defined in the definition of “Receivables Subsidiary”) incurred by any Receivables Subsidiary in a Qualified Receivables Transaction;

(n)           other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date; and

(o)           additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $75.0 million at any one time outstanding.

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (o) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of this Section 4.04, the Company may, in its sole discretion, divide or classify (or later redivide or reclassify) such item of Indebtedness in any manner that complies with this Section 4.04; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date up to the maximum amount permitted under clause (b) above shall be deemed to have been incurred pursuant to clause (b).  Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity Interests in the form of additional shares of the same class of Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity Interests for purposes of this Section 4.04.

SECTION 4.05.                                    Disposition of Proceeds of Asset Sales.

(a)           The Company shall not, and shall not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, make any Asset Sale, unless:

(i)      the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person or group of Persons assuming sole responsibility for, any liabilities, contingent or otherwise, valued at the Fair Market Value thereof) at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

(ii)     at least 75% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets that replace the properties and assets that were the subject of such Asset Sale or properties and capital assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (as determined in good faith by the Company’s Board of Directors) (“Replacement Assets”), (C) Equity Interests of a Person engaged in the business of the Company and its Subsidiaries on the Issue Date, provided that such Person shall be a Restricted Subsidiary of the Company after giving effect to such transaction, and/or (D) any notes or other obligations that are received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or any such Restricted Subsidiary into cash or Cash Equivalents within 30 days of the time of such disposition, to the extent of cash or Cash Equivalents received.

The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary of the Company that is actually assumed by the transferee in such Asset Sale and from which the Company and its Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or its Restricted Subsidiaries.

The Company or such Restricted Subsidiary of the Company, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 360 days of receipt thereof to repay Senior Indebtedness, or (ii) make an Investment in Replacement Assets; provided, however, that such Investment occurs or the Company or a Restricted Subsidiary of the Company enters into contractual commitments to make such Investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 360th day following the receipt of such Net Cash Proceeds and Net Cash Proceeds contractually committed are so applied within 450 days following the receipt of such Net Cash Proceeds.  Pending the final application of such Net Cash Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied as described in clause (i) or (ii) of the immediately preceding paragraph within the time periods set forth therein (the “Net Proceeds Utilization Date”) (such Net Cash Proceeds, the “Unutilized Net Cash Proceeds”), the Company shall, within 20 Business Days after such Net Proceeds Utilization Date, make an Offer to Purchase all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Unutilized Net Cash Proceeds (a “Net Proceeds Offer”), at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $20.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $20.0 million, shall be applied as required pursuant to this paragraph; provided, further, however, that the Company may, at the time that it makes any such Offer to Purchase, also offer to purchase, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, any Indebtedness which ranks pari passu in right of payment to the Notes (a “Pari Passu Offer to Purchase”) and to the extent the Company so elects to make a Pari Passu Offer to Purchase, Notes and such pari passu Indebtedness shall be purchased pursuant to such Offer to Purchase and Pari Passu Offer to Purchase, respectively, on a pro rata basis based on the aggregate principal amount of such Notes and pari passu Indebtedness then outstanding.

(b)           To the extent that the aggregate principal amount of pari passu Indebtedness tendered pursuant to a Pari Passu Offer to Purchase is less than such pari passu Indebtedness’s pro rata share of such Unutilized Net Cash Proceeds, the Company shall use such remaining Unutilized Net Cash Proceeds to purchase any Notes validly tendered and not withdrawn pursuant to such Offer to Purchase.  If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof exceeds the Unutilized Net Cash Proceeds or to the extent the Company elects to make a Pari Passu Offer to

Purchase, exceeds the Notes’ pro rata share of such Unutilized Net Cash Proceeds, then Notes to be purchased will be selected on a pro rata basis.  Upon completion of such Offer to Purchase, the amount of Unutilized Net Cash Proceeds will be reset to zero and any amount not required to be used in such Offer may be used by the Company for any purpose not otherwise prohibited by this Indenture.

(c)           In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or Event of Default.

(d)           Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

SECTION 4.06.                                    Limitation on Restricted Payments.

The Company shall not, and shall not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly,

(i)            declare or pay any dividend or any other distribution on any Equity Interests of the Company or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company (other than any dividends, distributions and payments payable solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

(ii)           purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company; or

(iii)          make any Investment in any Person (other than Permitted Investments)

(any such payment or any other action (other than any exception thereto) described in (i), (ii) or (iii), a “Restricted Payment”), unless

(a)           no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

(b)           immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Fixed Charge Coverage Ratio of the first paragraph of Section 4.04; and

(c)           immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of:

(1)           50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the fiscal quarter commencing July 1, 2005 and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the

Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus

(2)           100% of the aggregate net cash proceeds and Fair Market Value of any property or assets received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company) of its Qualified Equity Interests after the Issue Date or warrants, options or other rights (other than any debt security that is convertible into, or exchangeable for, Qualified Equity Interests) to acquire Qualified Equity Interests (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary of the Company until and to the extent such borrowing is repaid), plus

(3)           the principal amount (or accreted amount, if less) of any Indebtedness of the Company or any Restricted Subsidiary of the Company Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company (minus the amount of any cash or property distributed by the Company or any Restricted Subsidiary of the Company upon such conversion or exchange plus, without duplication, the amount of any cash or the Fair Market Value or any property received by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

(4)           in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to 100% of the net cash proceeds and Fair Market Value of any property or assets thereof (or dividends, distributions or interest payments received thereon), plus

(5)           the amount equal to the net reduction in Investments in Unrestricted Subsidiaries of the Company resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary of the Company from any Unrestricted Subsidiary of the Company or (y) redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, valued at the Fair Market Value of such Subsidiary;

provided, however, that the sum of clauses (4) and (5) shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

The foregoing provisions will not prevent:

(i)            the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, as the case may be, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of this Indenture;

(ii)           the making of any Restricted Payment out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Company) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c) (2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to paragraph 5 of the Notes;

(iii)          the purchase, redemption or other acquisition for value of Equity Interests of the Company (other than Disqualified Equity Interests) or options on such shares held by officers or employees or former officers or employees (or their assigns, estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such Equity Interests or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided, however, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (iii) do not in any one fiscal year exceed $15.0 million; provided that the amount in any fiscal year may be increased by the cash proceeds of key man life insurance policies received by the Company or Restricted Subsidiaries after the Issue Date and utilized for such purpose;

(iv)          Restricted Payments pursuant to and in accordance with customary stock option plans or other customary benefit plans for management or employees of the Company and its Subsidiaries;

(v)           Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale received pursuant to clause (ii) of Section 4.05(a);

(vi)          repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

(vii)         the distribution of Equity Interests of an Unrestricted Subsidiary of the Company to holders of the Equity Interests of the Company;

(viii)        the Company or any Restricted Subsidiary of the Company from purchasing all (but not less than all), excluding directors’ qualifying shares, of the Equity Interests of or other ownership interests in a Subsidiary of the Company which Equity Interests or other ownership interests were not theretofore owned by the Company or a Restricted Subsidiary of the Company;

(ix)           cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable into Equity Interests of the Company; provided that any such cash payment shall not be for the purpose of evading this Section 4.06 (as determined in good faith by the Board of Directors of the Company); and

(x)            other Restricted Payments not to exceed $75.0 million in the aggregate since the Issue Date;

provided however, that in the case of each of clauses (ii) and (x) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

In determining the amount of Restricted Payments permissible under this Section 4.06, amounts expended pursuant to clauses (i), (iii), (iv) and (v) of the immediately preceding paragraph shall be included as Restricted Payments.  The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

SECTION 4.07.                                    Corporate Existence.

Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary of the Company in accordance with the respective organizational documents of each such Restricted Subsidiary of the Company and the rights (charter and statutory) and material franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary of the Company, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Restricted Subsidiaries of the Company with or into another Restricted Subsidiary of the Company or another Person, if the surviving Person is a Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia or, in the case of a Foreign Subsidiary of the Company, the jurisdiction of incorporation or organization of such Foreign Subsidiary of the Company.  This Section 4.07 shall not prohibit the Company from taking any other action otherwise permitted by, and made in accordance with, the provisions of this Indenture.

SECTION 4.08.                                    [Intentionally Omitted].

SECTION 4.09.                                    Notice of Defaults.

(a)           In the event that any Indebtedness of the Company or any of its Restricted Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

(b)           Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers’ Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10.                                    Limitation on Liens.

The Company shall not, and shall not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes and all other amounts due under this Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness and (ii) Permitted Liens.

SECTION 4.11.                                    Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether the Company is in compliance with each of its covenants and other obligations under this Indenture and the Notes and whether a Default or Event of Default has occurred and whether or not the signers know of any breach of covenant or other obligation or any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a breach of covenant or other obligation or any Default or Event of Default, the certificate shall describe all such breaches of covenants, other obligations or Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal year ending September 30, 2006.

SECTION 4.12.                                    Provision of Financial Information.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish the Holders of Notes:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC’s rules and regulations.

In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.  The Company will be deemed to have furnished any reports required pursuant to the terms of this Section 4.12 if it has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

SECTION 4.13.                                    Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(a)           pay dividends or make any other distributions to the Company or any other Restricted Subsidiary of the Company on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company,

(b)           make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary of the Company,

(c)           transfer any of its properties or assets to the Company or any other Restricted Subsidiary of the Company,

except, in each case, for such encumbrances or restrictions existing under or by reason of:

(i)            the Senior Credit Facilities, as in effect on the Issue Date, or any other agreement of the Company or its Restricted Subsidiaries outstanding on the Issue Date as in effect on the Issue Date and any other agreement of the Company or its Restricted Subsidiaries outstanding from time to time governing Senior Indebtedness provided that such encumbrances or restrictions are not more adverse to the Company than those contained in the Senior Credit Facilities as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, revised, replaced or refinanced;

(ii)           applicable law;

(iii)          any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary of the Company as in effect at the time of such acquisition (except to the extent such Indebtedness or Acquired Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of the Company or any Restricted Subsidiary of the Company, other than the Acquired Person;

(iv)          customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(v)           Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired;

(vi)          any agreement for the sale or disposition of the Equity Interests or assets of any Subsidiary of the Company; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.05 to the extent applicable thereto;

(vii)         refinancing Indebtedness permitted under clause (g) of the second paragraph of Section 4.04; provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

(viii)        this Indenture;

(ix)           customary restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(x)            any encumbrance or restriction contained in any credit facility extended to any Foreign Subsidiary of the Company to meet such Subsidiary’s working capital needs;

(xi)           customary restrictions on cash or other deposits or net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(xii)          customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; or

(xiii)         Non-Recourse Receivables Subsidiary Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary or the receivables and related assets described in the definition of “Qualified Receivables Transaction” which are subject to such Qualified Receivables Transaction.

SECTION 4.14.                                    Offer to Purchase upon Change of Control.

(a)           Following the occurrence of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by this Indenture and shall, within 30 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided that an Offer to Purchase may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for a transaction that would constitute a Change of Control at the time of making such Offer to Purchase.  Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount.

(b)           On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Notes or portions thereof validly tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company.  The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Notes a new Note or Notes equal in principal amount to any unpurchased portion of the Note surrendered as requested by the Holder. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

(c)           The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control if another entity makes the Offer to Purchase, in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase upon a Change of Control and purchases all Notes properly tendered and not withdrawn pursuant to such Offer to Purchase.

(d)           If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SECTION 4.15.                                    Limitation on Other Senior Subordinated Indebtedness.

The Company shall not, and shall not permit any Restricted Subsidiary that is a Guarantor to, Incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor’s Note Guarantee, as the case may be, and subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.  For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.16.                                    Guarantees by Restricted Subsidiaries.

(a)           The Company shall not permit any of its domestic Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than:  (1) Permitted Indebtedness of a Restricted Subsidiary of the Company; (2) Indebtedness under Currency Agreements incurred in reliance on clause (f) of the second paragraph of Section 4.04; or (3) Interest Rate Protection Obligations incurred in reliance on clause (d) of the second paragraph of Section 4.04), unless, in any case:

(1)           such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture providing a guarantee of payment of the Notes by such Restricted Subsidiary; and

(2)           (a) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Indebtedness, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Indebtedness may be superior to the Note Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Note Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture.

(b)           Solgar Holdings, Inc., Solgar, Inc. and Solgar Mexico Holdings, LLC shall guarantee the Notes as promptly as practicable after such time that the Company would not be required to file separate financial statements for Solgar Holdings, Inc. with the SEC pursuant to Rule 3-10, paragraph G of Regulation S-X as promulgated by the SEC, if the Company was filing a registration statement at such time.

(c)           Notwithstanding the provisions of paragraph (a), any such Note Guarantee by a Restricted Subsidiary of the Notes shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1)           the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Note Guarantee was executed and delivered pursuant to the preceding paragraph, provided that no Default or Event of Default is then outstanding;

(2)           any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company’s Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Equity Interests or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed;

(3)           so long as no Default or Event of Default is then in existence both before and after giving effect to such release, such Restricted Subsidiary simultaneously not being an obligor with respect to any Indebtedness outstanding under the first paragraph of Section 4.04 or clause (a), (b) or (o) of the second paragraph thereof; or

(4)           the designation of a Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture.

ARTICLE FIVE

MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.                                    Merger, Sale of Assets, etc.

The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)           either:

(a)           the Company shall be the surviving or continuing corporation; or

(b)           the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)            shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)           shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(2)           immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such

Surviving Entity, as the case may be, (a) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.04 or (b) shall have a Consolidated Fixed Charge Coverage Ratio equal to or greater than such ratio of the Company immediately prior to such transaction;

(3)           immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above, no Default or Event of Default shall exist; and

(4)           the Company or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Equity Interests of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the foregoing clauses (2) and (3), the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction.

Each Guarantor (other than any Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and this Indenture in connection with any transaction complying with Section 4.05) shall not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1)           the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)           such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Note Guarantee; and

(3)           immediately after giving effect to such transaction, no Default or Event of Default shall exist.

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Restricted Subsidiary of the Company need only comply with clause (4) of the first paragraph of this Section 5.01.

SECTION 5.02.                                    Successor Corporation Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.                                    Events of Default.

Each of the following shall be an “Event of Default” for purposes of this Indenture:

(a)           failure to pay principal of (or premium, if any, on) any Note when due at maturity or otherwise (whether or not prohibited by the provisions of Article Eight);

(b)           failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by the provisions of Article Eight);

(c)           failure to perform or comply with any of the provisions of Section 5.01;

(d)           failure to perform any other covenant, warranty or agreement of the Company under this Indenture or in the Notes continued for 60 days or more after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(e)           default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived;

(f)            the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $15.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(g)           any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Note Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Note Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Note Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of this Indenture);

(h)           the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:  (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding; (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iv) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

(i)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02.                                    Acceleration.

If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same:

(1)           shall become immediately due and payable (except to the extent provided in clause (2) of this Section 6.02); or

(2)           if there are any amounts outstanding under any Designated Senior Indebtedness, shall become immediately due and payable upon the first to occur of an acceleration under such Designated Senior Indebtedness or five business days after receipt by the Company and the Representative under such Designated Senior Indebtedness of such Acceleration Notice but only if such Event of Default is then continuing.

If an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph of this Section 6.02, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)           if the rescission would not conflict with any judgment or decree;

(2)           if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)           if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)           in the event of the cure or waiver of an Event of Default of the type described in clause (h) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.                                    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                    Waiver of Past Default.

Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Notes, the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clauses (a) and (b) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02.  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This paragraph of this Section 6.04 shall be in lieu of § 316(a)(1)(B) of the TIA and such § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.                                    Control by Majority.

Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty (subject to Section 7.01) to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the

Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of § 316(a)(1)(A) of the TIA, and such § 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06.                                    Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i)            the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)           the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue a remedy;

(iii)          such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(v)           during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.                                    Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, but subject in any event to the provisions of Article Eight, the right of any Holder to receive payment of principal of, premium, if any, or interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.                                    Collection Suit by Trustee.

If an Event of Default in payment of principal or interest specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                    Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

SECTION 6.10.                                    Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: subject to Article Eight, to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10.

SECTION 6.11.                                    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Notes on or after the respective due dates expressed in the Note.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                                    Duties of Trustee.

(a)           If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of a Default:

(1)           The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

(2)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity reasonably satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.                                    Rights of Trustee.

Subject to Section 7.01:

(a)           The Trustee may conclusively rely on any document including, without limitation, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note or coupon, believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)           Before the Trustee acts or refrains from acting, it may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity from the Holders against such expenses or liabilities as a condition to so proceeding.  The reasonable expenses of every such examination shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company on demand.

(i)            The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.  As used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

(j)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

(l)            The Trustee shall not be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee had been advised of the likelihood of such loss or damage and regardless of the form of action, other than losses or damages resulting from the Trustee’s willful misconduct or gross negligence.

(m)          The Trustee may rely on the list of Holders provided to it by the Company and shall not be responsible for any information contained in any notice provision provided to the Trustee by the Company for distribution to the Holders.

SECTION 7.03.                                    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to Section 7.10.  Any Agent may do the same with like rights.  However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.                                    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes or any document issued in connection with the sale of Notes other than the Trustee’s certificate of authentication.

SECTION 7.05.                                    Notice of Defaults.

If a Default or an Event of Default occurs and is continuing and the Trustee has actual knowledge of such Default or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as its board of directors, executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that withholding the notice is in the interest of Holders.  This Section 7.05 shall be in lieu of the proviso to § 315(b) of the TIA and such proviso to § 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 7.06.                                    Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b), (c) and (d).

A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed.

The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.                                    Compensation and Indemnity.

The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it in any capacity.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances, including all costs and expenses of collection (including reasonable fees, disbursements and expenses of its agents and outside counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as shall have been determined to have been caused by the Trustee’s own negligence or willful misconduct.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and outside counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

The Company shall indemnify the Trustee (including, for the purposes of the rest of this Section 7.07, its agents and any authenticating agent in any capacity under this Indenture) for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or in any other capacity hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company’s expense; provided, however, that the Company’s reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, or interest on particular Notes or the Purchase Price or redemption price of any Notes to be purchased pursuant to an Offer to Purchase or redeemed.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.  The Company’s obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company’s obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.                                    Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

(c)           a custodian or other public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                    Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.                                    Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA § 310(b), the Trustee and the Company shall comply with the provisions of TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.                                    Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE EIGHT

SUBORDINATION OF NOTES

SECTION 8.01.                                    Notes Subordinated to Senior Indebtedness.

The Company covenants and agrees, and the Trustee and each Holder of the Notes by his or her acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Eight; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on the Notes by the Company shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

SECTION 8.02.                                    Payment Over of Proceeds upon Dissolution, etc.

(a)           Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds deposited in accordance with, and held in trust for the benefit of Holders pursuant to, Article Nine (a “Defeasance Trust Payment”)), upon any dissolution or winding up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness then due shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment).  Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding up or total liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

(b)           In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be paid by the Company to the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 8.02(a) and before all obligations then due in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 8.06 has been received by the Trustee) or the Holder to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 8.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.03.                                    No Payment on Notes in Certain Circumstances.

(a)           No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a “Payment Blockage Notice”)

from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such non-payment event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) shall be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, to such Holders, during a period (a “Payment Blockage Period”) commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

Notwithstanding anything in this Article Eight or in the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days.  No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder or holders of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

(b)           In the event that, notwithstanding the foregoing, the Company shall have made payment to the Trustee or any Holder when such payment is prohibited by Section 8.03(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 8.06 has been received by the Trustee) or the Holder to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 8.04.                                    Subrogation.

Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.  It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

SECTION 8.05.                                    Obligations of Company Unconditional.

Nothing contained in this Article Eight or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of, premium, if any, or interest on the Notes.

SECTION 8.06.                                    Notice to Trustee.

The Company shall give prompt written notice in the form of an Officers’ Certificate to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Eight.  The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor (who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or trustee); and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.06 at least one full Business Day prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03.  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior

Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.                                    Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08.                                    Trustee’s Relation to Senior Indebtedness.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 8.03(b)).  The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09.                                    Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.  The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10.                                    Holders Authorize Trustee To Effectuate Subordination of Notes.

Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

SECTION 8.11.                                    This Article Not To Prevent Events of Default.

The failure to make a payment or distribution for or on account of the Notes by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default in respect of the Notes.

SECTION 8.12.                                    Trustee’s Compensation Not Prejudiced.

Nothing in this Article Eight shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 8.13.                                    No Waiver of Subordination Provisions.

Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following:  (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14.            Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments May Be Paid Prior to Dissolution.

All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 8.02 and 8.03, from making payments of principal of, premium, if any, and interest on the Notes or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company’s obligations under the Notes and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Notes, to the Holders entitled thereto unless at least one full Business Day prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

SECTION 8.15.                                    Acceleration of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

ARTICLE NINE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.01.                                    Option To Effect Legal Defeasance and Covenant Defeasance.

(a)           The Company may, at its option, at any time elect to have either paragraph (b) or (c) below applied to all outstanding Notes, subject in either case to compliance with the conditions set forth in Section 9.02.

(b)           Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and the Guarantors shall, subject to the satisfaction of conditions set forth in Section 9.02, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company’s obligations with respect to the Notes under Sections 2.02 through 2.07, inclusive, 2.10, 2.13 and 4.02, (iii) the rights, powers, trust, duties and immunities of the Trustee under this Indenture and the Company’s obligations in connection therewith and (iv) Article Nine of this Indenture (hereinafter, “Legal Defeasance”).  Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c)           Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.02, be released from its obligations under the covenants contained in Sections 4.03 through 4.06, inclusive, 4.08 through 4.16, inclusive, and Article Five with respect to the outstanding Notes (hereinafter, “Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes.  In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 9.02, those events described in Section 6.01 (except those events described in Sections 6.01(a), (b), (f), (g), (h) and (i)) shall not constitute Events of Default.

SECTION 9.02.                                    Conditions to Legal Defeasance or Covenant Defeasance.

In order to exercise either Legal Defeasance pursuant to Section 9.01(b) or Covenant Defeasance pursuant to Section 9.01(c):

(a)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars or United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)           in the case of an election under Section 9.01(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 9.01(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting on such date from the borrowing of funds to be applied to such deposit);

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f)            the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h)           the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under this Indenture.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 9.03.                                    Application of Trust Money; Trustee Acknowledgment and Indemnity.

The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.02, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of, premium, if any, and interest on the Notes.

After such delivery or irrevocable deposit and delivery of an Officers’ Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to Section 9.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 9.04.                                    Repayment to Company.

Subject to Sections 7.07 and 9.03, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid by the Company. After payment to the Company,  (i) Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and (ii) all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.05.                                    Reinstatement.

If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee.

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.                              Without Consent of Holders.

The Company and any Guarantor (with respect to a Note Guarantee and this Indenture), when authorized by a resolution of the Board of Directors of each of them, as applicable, and the Trustee may amend or supplement this Indenture, a Note Guarantee or the Notes without notice to or consent of any Holder:

(a)           to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

(b)           to effect the assumption by a successor Person of all obligations of the Company under the Notes and this Indenture in connection with any transaction complying with Article Five;

(c)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d)           to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(e)           to make any change that would provide any additional benefit or rights to the Holders;

(f)            to make any other change that does not adversely affect the rights of any Holder under this Indenture in any material respect;

(g)           to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(h)           to secure the Notes pursuant to the requirements of Section 4.10 or otherwise; or

(i)            to provide for the issuance of Additional Notes and Note Guarantees in accordance with the limitations set forth in this Indenture as of the Issue Date, including Section 4.04.

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.                              With Consent of Holders.

Subject to Section 6.07, the Company or a Guarantor (with respect to a Note Guarantee or this Indenture), when authorized by a resolution of the Board of Directors and the Trustee may modify, amend or supplement, or waive compliance by the Company or any Guarantor with any provision of, this Indenture, the Note Guarantees or the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes.  However, without the consent of each Holder affected, no such modification, amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

(1)           reduce the amount of Notes whose Holders must consent to an amendment;

(2)           reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)           reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4)           make any Notes payable in money other than that stated in the Notes;

(5)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)           after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7)           modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Note Guarantee in a manner which adversely affects the Holders; or

(8)           release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of the holders of any Senior Indebtedness or Guarantor Senior Indebtedness under Article Eight (including any defined terms as used therein) without the consent of each holder of Senior Indebtedness or Guarantor Senior Indebtedness affected thereby.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03.                              Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 10.04.                              Record Date for Consents and Effect of Consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date.  The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Note.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 10.02.  In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 10.05.                              Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.                              Trustee To Sign Amendments, etc.

The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions).  The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

SECTION 10.07.                              Certain Amendments.

Without the consent of each holder of Senior Indebtedness of the Company affected, no amendment, modification, supplement or waiver may change the provisions of Article Eight in any manner adverse to such holders of Senior Indebtedness.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

SECTION 11.01.                              Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes and Note Guarantees when:

(1)           either:

(a)           all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)           the Company has paid all other sums payable under this Indenture by the Company; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section 9.04 shall survive such satisfaction and discharge.

SECTION 11.02.                              Application of Trust Money.

Subject to the provisions of Section 9.04, all cash in United States Dollars, Government Securities or a combination of cash in United States Dollars and Government Securities deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium and Additional Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE TWELVE

GUARANTEE OF NOTES

SECTION 12.01.                              Note Guarantee.

Subject to the provisions of this Article Twelve and the terms of the Note Guarantee attached hereto as Exhibit E, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.  Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 11.01.  Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Note Guarantee.  In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Notes under the Note Guarantee provided for in this Article Twelve and not discharged.

The Note Guarantee set forth in this Section 12.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

SECTION 12.02.                              Execution and Delivery of Note Guarantees.

To evidence the Note Guarantee set forth in this Article Twelve, each Guarantor hereby agrees that a notation of such Note Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Note Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.

Each Guarantor hereby agrees that the Note Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 12.03.                              Limitation of Note Guarantee.

The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  In making any calculation relevant to determining such maximum amount, all Senior Indebtedness shall be deemed to have been incurred prior to the Issue Date.

SECTION 12.04.                              Additional Guarantors.

The Company covenants and agrees that it will cause any Restricted Subsidiary which becomes obligated to guarantee the Notes, pursuant to the terms of this Indenture, to execute a supplemental indenture satisfactory in form and substance to the Trustee pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article Twelve with the same effect and to the same extent as if such Person had been named herein as a Guarantor.  Upon the execution of such a supplemental indenture, the Note Guarantee of such Restricted Subsidiary shall be deemed to be notated on each outstanding Note.  Notes delivered by the Trustee after the execution and delivery of such supplemental indenture shall include the notation of the Note Guarantee of such Restricted Subsidiary but the failure to include such a notation shall not otherwise effect the validity or enforceability of such Note Guarantee.

SECTION 12.05.                              Subordination of Note Guarantee.

The obligation of each Guarantor under its Note Guarantee pursuant to this Article Twelve shall be junior and subordinated to the prior payment in full of the Guarantor Senior Indebtedness of such Guarantor in cash, Cash Equivalents or other cash equivalents reasonably acceptable to the holders of such Guarantor Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company.  For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Eight.

SECTION 12.06.                              Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.06 is knowingly made in contemplation of such benefits.

SECTION 12.07.                              Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Note Guarantee, such Funding Guarantor shall be entitled to contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s Obligations with respect to its Note Guarantee.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01.                              Trust Indenture Act Controls.

This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.  If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified.  If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.                              Notices.

Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

if to the Company:

NBTY, Inc.
90 Orville Drive
Bohemia, NY 11716

Attention:  Chief Financial Officer

Facsimile:   (631) 567-7148
Telephone:  (631) 567-9500

with a copy, which shall not constitute notice, to:

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005

Attention:  Jay D. Grushkin, Esq.

Facsimile:   (212) 822-5346
Telephone:  (212) 530-5346

if to the Trustee:

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286

Attention:  Corporate Trust Administration

Facsimile:  (212) 815-5707

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA § 310(b), TIA § 313(c), TIA § 314(a) and TIA § 315(b), shall be mailed to him at his address as set forth on the register for the Notes and shall be sufficiently given to him if so mailed within the time prescribed.  To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA § 313(c).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.                              Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and any other person shall have the protection of TIA § 312(c) with respect to the disclosure of any information as to the names and addresses of the Holders.  The Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA § 312(b).

SECTION 13.04.                              Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)           an Officers’ Certificate or opinion in form and substance reasonably satisfactory to the Trustee stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.05.                              Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that the person making such certificate has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(3)           a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 13.06.                              Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.                              Governing Law.

The laws of the State of New York shall govern this Indenture, the Note Guarantees and the Notes without regard to principles of conflicts of law.

SECTION 13.08.                              No Recourse Against Others.

No director, officer, employee, incorporator, manager or stockholder of the Company, any Guarantor or any of their respective Affiliates, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.09.                              Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10.                              Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11.                              Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12.                              No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.                              Legal Holidays.

If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

NBTY, INC.

By:	/s/ Michael C. Slade
Name: Michael C. Slade
Title: Senior Vice President

S-1

ARCO PHARMACEUTICALS, INC.
BIOSMART DIRECT SALES, LLC
DE TUINEN LTD.
DIABETES AMERICAN RESEARCH CORP.
DYNAMIC ESSENTIALS (DE), INC.
EUROLEAN RESEARCH, LLC
FOOD SYSTEMS, INC.
HEALTHWATCHERS (DE), INC.
MET-RX NUTRITION, INC.
MET-RX SUBSTRATE TECHNOLOGY, INC.
MET-RX USA, INC.
NABARCO ADVERTISING ASSOCIATES, INC.
NATURAL WEALTH NUTRITION CORPORATION
NATURESMART, LLC
NBTY AVIATION, LLC
NBTY CAM COMPANY
NBTY CANADA ACQUISITION, INC.
NBTY CHINA HOLDINGS, INC.
NBTY CHINA, INC.
NBTY DISTRIBUTION, INC.
NBTY FLIGHT SERVICES, LLC
NBTY PAH, LLC
NBTY TRANSPORTATION, INC.
NBTY UKRAINE 1, LLC
NBTY UKRAINE 2, LLC
NBTY UKRAINE, INC.
NUTRITION HEADQUARTERS (DE), INC.
OMNI VITAMIN AND NUTRITION CORP.
PHYSIOLOGICS, LLC
PRECISION ENGINEERED LIMITED (USA)
PURITAN’S PRIDE, INC.
REXALL, INC.
REXALL SUNDOWN, INC.
REXALL US DELAWARE, INC.
RICHARDSON LABS, INC.
RXSD INC.
SUNDOWN, INC.
THE NON-IRRADIATED HERBAL

MANUFACTURERS GROUP, LLC

UNITED VITAMIN MANUFACTURING CORP.
WORLDWIDE SPORT NUTRITIONAL

SUPPLEMENTS, INC.

By:	/s/ Harvey Kamil
Name: Harvey Kamil
Title: President

AMERICAN HEALTH, INC.
ARTHRITIS RESEARCH CORP.
GOOD ‘N NATURAL MANUFACTURING CORP.
HOLLAND & BARRETT LTD.
LIFE’S FINEST, INC.
NATURAL WEALTH NUTRITION CORPORATION
NATURE’S BOUNTY INC.
NATURE’S BOUNTY MANUFACTURING CORP.
NATURE’S BOUNTY, INC.
PRECISION ENGINEERED LIMITED (USA)
UNITED STATES NUTRITION, INC.
UNITED VITAMIN MANUFACTURING CORP.
VITAMIN WORLD (BOCA), LLC
VITAMIN WORLD (VI), INC.
VITAMIN WORLD OF GUAM LLC
VITAMIN WORLD ONLINE, INC.
VITAMIN WORLD OUTLET STORES, INC.
VITAMIN WORLD, INC.

By:	/s/ Michael C. Slade
Name: Michael C. Slade
Title: Senior Vice President

NBTY CAH COMPANY NBTY MANUFACTURING, LLC

By:	/s/ Dan Parkhideh
Name: Dan Parkhideh
Title: Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/Julie D. Salovitch-Miller
Name: Julie D. Salovitch-Miller
Title: Vice President

Exhibit A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

[PRIVATE PLACEMENT LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES

(1)           This paragraph should only be added if the Security is issued in global form.

A-1

ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

A-2

Exhibit B

NBTY, INC.
7 1/8% Senior Subordinated Note
due October 1, 2015

CUSIP No.: [ ]
No. [ ]	$[ ]

NBTY, INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to [      ] or registered assigns, the principal sum of [          ] Dollars, on October 1, 2015.

Interest Payment Dates:  April 1 and October 1, commencing on April 1, 2006.

Interest Record Dates:  March 15 and September 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NBTY, INC.

By:
Name:
Title:

Dated: September 23, 2005

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the 7 1/8% Senior Subordinated Notes due October 1, 2015 described in the within-mentioned Indenture.

Dated: September 23, 2005

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

NBTY, INC.

7 1/8% Senior Subordinated Note
due October 1, 2015

1.             Interest.

NBTY, INC., a Delaware corporation (the “Company”), promises to pay interest and Additional Interest, if any, on the principal amount of this Note at the rate per annum shown above.  Cash interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.  The Company will pay interest and Additional Interest, if any, semi-annually in arrears on each Interest Payment Date, commencing April 1, 2006, to the stated payment date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest and Additional Interest, if any, on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes.

2.             Method of Payment.

The Company will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.

Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to the Holders.  The Company or any of its Subsidiaries may act as Registrar.

4.             Indenture.

The Company issued the Notes under an Indenture dated as of September 23, 2005 (the “Indenture”) by and among the Company, the Guarantors from time to time party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

5.             Optional Redemption.

(a)           The Notes shall be redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 2010, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the 12-month period beginning on October 1 of the years indicated below:

Year	Redemption Price

2010	103.563%
2011	102.375%
2012	101.188%
2013 and thereafter	100.000%

(b)           At any time and from time to time on or prior to October 1, 2008, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes (calculated after giving effect to any Additional Notes) with the net cash proceeds of one or more Equity Offerings by the Company at a redemption price in cash equal to 107.125% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, however, that at least 65% of the aggregate principal amount of the Notes (calculated after giving effect to any Additional Notes) must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates).  Notice of any such redemption shall be given within 90 days after the date of the closing of the relevant Equity Offering of the Company.

(c)           The Notes may be redeemed, in whole or in part, at any time prior to October 1, 2010 at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder of Notes at its registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date.  “Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:

(1)           1.0% of the principal amount of such Note; and

(2)           the excess, if any, of:

(a)           the present value at such Redemption Date of (i) the redemption price of such Note at October 1, 2010 (as set forth in the table above) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through October 1, 2010, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the principal amount of such Note.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2010; provided, however, that if the period from the applicable Redemption

Date to October 1, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the applicable Redemption Date to October 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(d)           Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.             Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.             Notice of Redemption.

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.  The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount.  Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8.             Change of Control Offer.

Following the occurrence of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Company shall, within 30 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

An Offer to Purchase may be made in advance of a Change of Control, and conditioned upon the occurrence such Change of Control, if a definitive agreement is in place for a transaction that would constitute a Change of Control at the time of making such Offer to Purchase.

9.             Limitation on Disposition of Assets.

The Company is, subject to certain conditions and certain exceptions, obligated to make an Offer to Purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

10.           Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.           Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

12.           Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.           Legal Defeasance and Covenant Defeasance.

The Company may be discharged from its obligations under the Indenture and the Notes, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

14.           Subordination.

All obligations of the Company under and in respect of the Notes are subordinated and junior in right of payment to the extent and in the manner provided in Article Eight of the Indenture, to the prior payment in full in cash of all amounts payable under Senior Indebtedness of the Company.

15.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide for the issuance of Additional Notes and Note Guarantees, provide for assumption by a successor corporation or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note in any material respect.

16.           Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions.  The Company must report annually to the Trustee on compliance with such limitations.

17.           Defaults and Remedies.

If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.           Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.           No Recourse Against Others.

No director, officer, employee, incorporator, manager or stockholder of the Company, any Guarantor, or any of their respective Affiliates shall have any liability for any obligation of the Company or any of its Affiliates under the Notes or the Indenture or the Note Guarantees or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

20.           Authentication.

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

21.           Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.           CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.           Registration Rights.

Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 7 1/8% Senior Subordinated Note due 2015 of the Company (an “Unrestricted Security”) which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes.  The Holders shall be entitled to receive Additional Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

24.           Governing Law.

The laws of the State of New York shall govern the Indenture and this Note without regard to principles of conflicts of laws.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Signed exactly as name appears
on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee
Medallion Program (or other signature guarantor
program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount:  $

Dated:	Your Signature:
(Signed exactly as name appears
on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee
Medallion Program (or other signature guarantor
program reasonably acceptable to the Trustee)

Exhibit C

FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS

                  ,

THE BANK OF NEW YORK
101 Barclay Street, Floor 8W
New York, New York 10286

Attention:

Ladies and Gentlemen:

In connection with our proposed purchase of 7 1/8% Senior Subordinated Notes due 2015 (the “Notes”) of NBTY, INC., a Delaware corporation (the “Issuer”), we confirm that:

1.             We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws.

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Notes, we will do so only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor acquiring the security for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuer’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clauses (e) or (f) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

3.             We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act

C-1

of 1974, as amended (“ERISA”), any plan, individual retirement accounts or other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, or non-U.S. or other laws or regulations that are similar to such provisions of ERISA of the Code or any entity whose underlying assets are considered to include “plan assets” of such plans, accounts or arrangements, except as permitted in the sections entitled “Transfer restrictions” of the Offering Memorandum.

4.             We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

5.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6.             We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

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Exhibit D

FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

                ,

THE BANK OF NEW YORK
101 Barclay Street, Floor 8W
New York, New York 10286

Attention:

Re:	NBTY, Inc. (the “Issuer”)
7 1/8% Senior Subordinated Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[                         ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)           we have advised the transferee of the transfer restrictions applicable to the Notes.

D-1

You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signatory

D-2

Exhibit E

NOTE GUARANTEE

For value received, subject to the immediately following paragraph, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holders of Notes the cash payment in United States dollars of principal of, premium, if any, and interest on such Note (and including additional interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of such Note, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Notes, to the Holders of Notes and the Trustee, all in accordance with and subject to the terms and limitations of the Notes, Article Twelve of the Indenture and this Note Guarantee.  This Note Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of this Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of September 23, 2005, among NBTY, Inc., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto and The Bank of New York, as trustee (the “Trustee”) (as amended or supplemented, the “Indenture”).

This Note Guarantee shall become effective upon the earlier of (x) the date within three Business Days after the date of redemption of all of the Company’s issued and outstanding 8 5/8% Notes due September 15, 2007 and (y) the date that is 45 days after the Issue Date.

THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York or in the United States District Court for the Southern District of New York, in any action or proceeding arising out of or relating to this Note Guarantee.

This Note Guarantee is subject to release upon the terms set forth in the Indenture.

AMERICAN HEALTH, INC.
ARCO PHARMACEUTICALS, INC.
ARTHRITIS RESEARCH CORP.
BIOSMART DIRECT SALES, LLC
DE TUINEN LTD.
DIABETES AMERICAN RESEARCH CORP.
DYNAMIC ESSENTIALS (DE), INC.
EUROLEAN RESEARCH, LLC
FOOD SYSTEMS, INC.
GOOD ‘N NATURAL MANUFACTURING CORP.
HEALTHWATCHERS (DE), INC.
HOLLAND & BARRETT LTD.
LIFE’S FINEST, INC.
MET-RX NUTRITION, INC.
MET-RX SUBSTRATE TECHNOLOGY, INC.
MET-RX USA, INC.
NABARCO ADVERTISING ASSOCIATES, INC.
NATURAL WEALTH NUTRITION CORPORATION
NATURE’S BOUNTY INC.
NATURE’S BOUNTY MANUFACTURING CORP.
NATURE’S BOUNTY, INC.
NATURESMART, LLC
NBTY AVIATION, LLC
NBTY CAH COMPANY
NBTY CAM COMPANY
NBTY CANADA ACQUISITION, INC.
NBTY CHINA HOLDINGS, INC.
NBTY CHINA, INC.
NBTY DISTRIBUTION, INC.
NBTY FLIGHT SERVICES, LLC
NBTY MANUFACTURING, LLC
NBTY PAH, LLC
NBTY TRANSPORTATION, INC.
NBTY UKRAINE 1, LLC
NBTY UKRAINE 2, LLC
NBTY UKRAINE, INC.
NUTRITION HEADQUARTERS (DE), INC.
OMNI VITAMIN AND NUTRITION CORP.
PHYSIOLOGICS, LLC
PRECISION ENGINEERED LIMITED (USA)
PURITAN’S PRIDE, INC.
REXALL, INC.
REXALL SUNDOWN, INC.
REXALL US DELAWARE, INC.
RICHARDSON LABS, INC.
RXSD INC.
SUNDOWN, INC.
THE NON-IRRADIATED HERBAL

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MANUFACTURERS GROUP, LLC

UNITED STATES NUTRITION, INC.
UNITED VITAMIN MANUFACTURING CORP.
VITAMIN WORLD (BOCA), LLC
VITAMIN WORLD (VI), INC.
VITAMIN WORLD OF GUAM LLC
VITAMIN WORLD ONLINE, INC.
VITAMIN WORLD OUTLET STORES, INC.
VITAMIN WORLD, INC.
WORLDWIDE SPORT NUTRITIONAL

SUPPLEMENTS, INC.

By:
Name:
Title:

E-3